SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                              October 23, 1997

                                 NBTY, INC.
             (Exact name of registrant as specified in charter)

        DELAWARE                   0-10666                  11-2228617
     ---------------             -----------              --------------
     (State or other             (Commission               (IRS Employer
     jurisdiction of              File No.)               identification
     incorporation)                                          number)

                  90 Orville Drive, Bohemia, New York 11716
            ----------------------------------------------------
            (Address of principal executive office and zip code)

                Registrant's telephone number (516) 567-9500
                                              --------------


ITEM 5.  Other Events
---------------------

      On October 23, 1997, the registrant announced that it had signed a memorandum of understanding to settle a class action lawsuit. Under the terms of the memorandum, the registrant will pay to the class a total of eight million dollars comprised of four million, four hundred thousand dollars in cash and three million, six hundred thousand dollars in the registrant's common stock.

      An undetermined amount of the cash payment will be covered by insurance reimbursement. This settlement requires the approval of the U.S. District Court, Eastern District of New York.

      The registrant also announced that total sales for the fiscal year ended September 30, 1997 were $281 million compared to $194 million in the prior year. The $281 million includes $23 million in revenues from its acquisition of Holland & Barrett.

      The registrant stated that it will take the litigation settlement as a one-time charge in its 4th quarter (ended September 30, 1997), and the settlement of an interest rate hedge of $2.3 million in connection with the Holland & Barrett acquisition.

      Annexed to this report as an exhibit is the press release dated October 23, 1997.



ITEM 7.  Financial Statements and Exhibits.
-------------------------------------------

      (i) Press Release dated October 23, 1997.


                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.




                                       NBTY, Inc.


                                  By:  /s/ Harvey Kamil
                                       ------------------------------------
                                       Harvey Kamil
                                       Executive Vice President


Dated:  November 4, 1997